EXBIBIT 23.1



        CONSENT OF KPMG DEUTSCHE TREUHAND-GESELLSCHAFT AKTIENGESELLSCHAFT
                        WIRTSCHAFTSPRUFUNGSGESELLSCHAFT



Deutsche Bank Aktiengesellschaft

Frankfurt am Main (Germany)


Re: Registration Statement of Nelnet Student Loan Funding, LLC (Issue of Nelnet Student Loan Trust 2006-2)

With respect to the subject Registration Statement, we acknowledge our awareness of the incorporation by reference therein of our report dated October 31, 2006 related to our review of the interim consolidated financial information of Deutsche Bank Aktiengesellschaft and subsidiaries for the three month and nine month periods ended September 30, 2006.

Pursuant to Rule 436 under the Securities Act of 1993 (the "Act"), such reports are not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or reports prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG  DEUTSCHE  TREUHAND-GESELLSCHAFT

        AKTIENGESELLSCHAFT   WIRTSCHAFTSPRUFUNGSGESELLSCHAFT

Frankfurt am Main (Germany)
November 1, 2006